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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
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                  (Originator of the Trust referred to herein)
             (Exact name of registrant as specified in its charter)

                      CHASE CREDIT CARD OWNER TRUST 2002-4
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                             (Issuer of Securities)

       United States                  333-84400                22-2382028
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(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation)                                          Identification No.)


 White Clay Center, Building 200, Newark, Delaware                     19711
 -------------------------------------------------                  ------------
       (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5000

If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General Instruction  simultaneously with the effectiveness
A (c) (1) please check the following:   of a concurrent registration statement
                                        under the Securities Act of 1933
                                        pursuant to General Instruction A (c)
-----                                   (2) please check the following:

                                          X
                                        -----

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Securities to be registered to Section 12(b) of the Act:

   Title of each Class                       Name of each Exchange on which
   to be registered                          each Class is to be registered

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Securities to be registered pursuant to Section 12 (g) of the Act:

Class A Floating Rate Asset Backed Notes, Series 2002-4
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                                (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2002-4
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                                (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2002-4
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                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-83484) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




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* Incorporated by reference to the Registrant's Registration Statement


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  February 28, 2003

                                            Chase Manhattan Bank USA, National
                                            Association, as Administrator


                                            By:  /s/ Patricia M. Garvey
                                            -----------------------------------
                                            Name:    Patricia M. Garvey
                                            Title:   Vice President